Exhibit 4.1
WARRANT AGREEMENT
     THIS WARRANT AGREEMENT (this “Agreement”), dated as of December 15, 2010, is entered into by and between Aastrom Biosciences, Inc., a Michigan corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Warrant Agent”).
     WHEREAS, the Company is engaged in a public offering (the “Public Offering”) of units (the “Units”) and, in connection therewith, has determined to issue and deliver up to 10,000,000 Warrants (the “Warrants”), subject to adjustment as provided herein, to the public investors, each of such Warrants evidencing the right of the holder thereof to purchase one share of the Company’s common stock, no par value (the “Common Stock”);
     WHEREAS, the Company has filed with the Securities and Exchange Commission a Registration Statement on Form S-3, No. 333-170581 (the “Registration Statement”), for the registration, under the Securities Act of 1933, as amended (the “Act”), of, among other securities, the Warrants and the Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”);
     WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants;
     WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the holders of the Warrants; and
     WHEREAS, all acts and things have been done and performed that are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.
     NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:
1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company for the Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Agreement.
2. Warrants.
     2.1 Form of Warrant. Each Warrant shall be (a) issued in registered form only, (b) in substantially the forms of Exhibit A, hereto, the provisions of which are incorporated herein, and (c) signed by, or bear the facsimile signature of, the President and the Secretary of the Company. In the event the person whose facsimile signature has been placed upon any Warrant shall have ceased to serve in the capacity in which such person signed the Warrant before such Warrant is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance.
     2.2 Effect of Countersignature. Unless and until countersigned by the Warrant Agent pursuant to this Agreement, a Warrant shall be invalid and of no effect and may not be exercised by the holder thereof.
     2.3 Registration.
          2.3.1 Warrant Register. The Warrant Agent shall maintain books (the “Warrant Register”) for the registration of the original issuance and transfers of the Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Company.
          2.3.2 Registered Holder. Prior to due presentment for registration of transfer of any Warrant, the Company and the Warrant Agent may deem and treat the person in whose name such Warrant shall be registered upon the Warrant Register (the “registered holder”), as the absolute owner of such Warrant and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on the warrant certificate made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.
3. Terms and Exercise of Warrants.
     3.1 Exercise Price. Each Warrant shall, when countersigned by the Warrant Agent, entitle the registered holder thereof, subject to the provisions of such Warrant and of this Warrant Agreement, to purchase from the Company the number of shares of Common Stock stated therein, at the price of $3.22 per whole share (the “Exercise Price”), subject to the adjustments provided in Section 4 hereof .
     3.2 Duration of Warrants. A Warrant may be exercised only during the period (“Exercise Period”) commencing on the date of issuance and terminating at 5:30 p.m., New York City time five years from the start of the Exercise Period (the “Expiration Date”). Each Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at the close of business on the Expiration Date.
     3.3 Exercise of Warrants.
               (a) Methods of Exercise. A registered holder may exercise the Warrants through a cash exercise (a “Cash Exercise”) or through a cashless exercise (a “Cashless Exercise”) pursuant to Section 3.3(b) below. This Warrant may be exercised by the registered holder, in whole or in part, by delivery (whether via facsimile or otherwise) to the Company of the Form of Election to Purchase, in the form attached as Exhibit A to the Warrant (the “Exercise Notice”), indicating the registered holder’s election to exercise this Warrant. Within one (1) Trading Day following an exercise of the Warrant as aforesaid, the registered holder shall deliver payment to the Company of an amount equal to the Exercise Price in effect on the date of such exercise multiplied by the number of Warrant Shares as to which this Warrant was so exercised (the “Aggregate Exercise Price”) in cash or via wire transfer of immediately available funds if the Holder did not notify the Company in such Exercise Notice that such exercise was made pursuant to a Cashless Exercise. The registered holder shall not be required to deliver the original of this Warrant in order to effect an exercise hereunder. Execution and delivery of an Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original of the Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. Execution and delivery of an Exercise Notice for all of the then-remaining Warrant Shares shall have the same effect as cancellation of the original of this Warrant after delivery of the Warrant Shares in accordance with the terms hereof. On or before the second (2nd) Trading Day following the date on which the Company has received an Exercise Notice, the Company shall transmit by facsimile or electronic mail an acknowledgment of confirmation of receipt of such Exercise Notice, in the form attached to the Warrant as Exhibit B, to the registered holder and the Company’s transfer agent (the “Transfer Agent”). On or before the third (3rd) Trading Day following the date on which the Company has received such Exercise Notice, the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the registered holder, credit such aggregate number of shares of Common Stock to which the registered holder is entitled pursuant to such exercise to the registered holder’s or its designee’s balance account with DTC through its Deposit/ Withdrawal at Custodian system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the registered holder or, at the registered holder’s instruction pursuant to the Exercise Notice, the registered holder’s agent or designee, in each case, sent by reputable overnight courier to the address as specified in the applicable Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee (as indicated in the applicable Exercise Notice), for the number of shares of Common Stock to which the registered holder is entitled pursuant to such exercise. Upon delivery of an Exercise Notice, the registered holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the registered holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares (as the case may be). The Company shall pay any and all taxes and fees which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.
               (b) Cashless Exercise. The registered holder may effect a Cashless Exercise by noting on the Form of Election to Purchase that the registered holder wishes to effect a Cashless Exercise, upon which the Company shall issue, or cause to be issued, to the registered holder the number of Warrant Shares determined as follows:
X = Y x [(A-B)/C]
     where:

X = the number of Warrant
Shares to be issued to the
registered holder;
Y = the number of Warrant
Shares with respect to which the
Warrant Certificates are being
exercised;
A = the average of the
Closing Sale Prices of the shares
of Common stock (as reported by
Bloomberg Financial Markets) for
the five (5) consecutive trading
days ending on the date
immediately preceding the Date of
Exercise;
B = the Exercise Price; and
C= the Closing Sale Price of the
shares of Common stock (as reported by
Bloomberg Financial Markets) on the
Date of Exercise.
     “Closing Sale Price” means, for any security as of any date, the last trade price for such security on the principal securities exchange or trading market for such security, as reported by Bloomberg Financial Markets, or, if such exchange or trading market begins to operate on an extended hours basis and does not designate the last trade price, then the last trade price of such security prior to 4:00 P.M., New York City time, as reported by Bloomberg Financial Markets, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg Financial Markets, or, if no last trade price is reported for such security by Bloomberg Financial Markets, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the registered holder. If the Company and the registered holder are unable to agree upon the fair market value of such security, then the Board of Directors of the Company shall use its good faith judgment to determine the fair market value. The Board of Directors’ determination shall be binding upon all parties absent demonstrable error. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.
               (c) Company’s Failure to Timely Deliver Securities. If the Company shall fail for any reason or for no reason to issue or cause the Warrant Agent to issue to the registered holder within three (3) Business Days of exercise in compliance with the terms of this Section 3, a certificate for the number of shares of Common Stock to which the registered holder is entitled and register such shares of Common Stock on the Company’s share register or to credit the registered holder’s balance account with DTC for such number of shares of Common Stock to which the registered holder is entitled upon the registered holder’s exercise of its Warrant Certificate, and if on or after such Trading Day the registered holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the registered holder of shares of Common Stock issuable upon such exercise that the registered holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Business Days after the registered holder’s request and in the registered holder’s discretion, either (i) pay cash to the registered holder in an amount equal to the registered holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Warrant Shares or credit such registered holder’s balance account at DTC) shall terminate, or (ii) promptly honor its obligation to deliver to the registered holder a certificate or certificates representing such Warrant Shares or credit such registered holder’s balance account at DTC and pay cash to the registered holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Weighted Average Price on the date of exercise. “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Weighted Average Price cannot be calculated for such security on such date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 9.10 with the term “Weighted Average Price” being substituted for the term “Exercise Price.” All such determinations shall be appropriately adjusted for any share dividend, share split or other similar transaction during such period.
               (d) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Warrant Shares to be issued pursuant to the terms hereof, the Company shall promptly issue to the registered holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 9.10.
     3.4 Valid Issuance. All shares of Common Stock issued upon the proper exercise of a Warrant in conformity with this Agreement shall be validly issued, fully paid and nonassessable.
     3.5 Date of Issuance. Each person in whose name any such certificate for shares of Common Stock is issued shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Exercise Notice is delivered to the Company, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.
4. Adjustments.
     4.1 Stock Dividends and Splits.
               (a) If the Company, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides its outstanding shares of Common Stock into a larger number of shares, (iii) combines its outstanding shares of Common Stock into a smaller number of shares or (iv) issues by reclassification of shares of Common Stock any shares of capital stock of the Company, then in each such case the Exercise Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately before such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event and the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii), (iii) or (iv) of this paragraph shall become effective immediately after the effective date of such subdivision or combination or reclassification.
               (b) In addition to any adjustments pursuant to Section 4.1(a) above, if at any time the Company grants, issues or sells any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called “Options”, and such convertible or exchangeable stock or securities being called “Convertible Securities”) or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the registered holder will be entitled to acquire, upon the same terms as such Purchase Rights were acquired by such record holders of such class of Common Stock, the aggregate Purchase Rights which the registered holder could have acquired if the registered holder had held the number of shares of Common Stock acquirable upon complete exercise of the Warrant (without regard to any limitations on exercise hereof, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the registered holder’s right to participate in any such Purchase Right would result in the registered holder exceeding the Maximum Percentage, then the registered holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase

Right to such extent shall be held in abeyance for the registered holder until such time, if ever, as its right thereto would not result in the registered holder exceeding the Maximum Percentage).
     4.2 Pro Rata Distributions. If the Company, at any time while the Warrants are outstanding, distributes to all holders of Common Stock for no consideration (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding Section) or (iii) rights, options or warrants to subscribe for or purchase any security, or (iv) any other asset (including cash or cash dividends) (in each case, a “Distribution”), then, in each such case, the registered holder shall be entitled to participate in such Distribution to the same extent that the registered holder would have participated therein if the registered holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Maximum Percentage (as defined below)) immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the registered holder’s right to participate in any such Distributions would result in the registered holder exceeding the Maximum Percentage, then the registered holder shall not be entitled to participate in such Distribution to such extent (or the beneficial ownership of any such shares of Common Stock as a result of such Distribution to such extent) and such Distribution to such extent shall be held in abeyance for the benefit of the registered holder until such time, if ever, as its right thereto would not result in the registered holder exceeding the Maximum Percentage).
     4.3 Fundamental Transactions. If (i) the Company effects any merger or consolidation of the Company with or into another Person, in which the Company is not the survivor or the stockholders of the Company immediately prior to such merger or consolidation do not own, directly or indirectly, at least 50.1% of the voting securities of the surviving entity, (ii) the Company effects any sale, lease, assignment, transfer, conveyance or other distribution of all or substantially all of its assets to a third party, in each case, in one or a series of related transactions, (iii) any direct or indirect purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which at least holders of a majority of the outstanding shares of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, (iv) the Company, directly or indirectly, in one or more related transactions, effects any reorganization, recapitalization or reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 4.1 above), or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another person whereby such other person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other person or other persons making or party to, or associated or affiliated with the other persons making or party to, such stock or share purchase agreement or other business combination) (in any such case, a “Fundamental Transaction”), then the registered holder shall have the right thereafter to receive, upon exercise of the Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of the Warrant without regard to any limitations on exercise contained in the Warrant (the “Alternate Consideration”). The Company shall not effect any such Fundamental Transaction unless prior to or simultaneously with the consummation thereof, any successor to the Company, surviving entity or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or Person shall assume the Warrant and the obligation to deliver to the registered holder, such Alternate Consideration as, in accordance with the foregoing provisions, the registered holder may be entitled to receive, and the other obligations under the Warrant. Notwithstanding the foregoing at the request of the registered holder delivered at any time commencing on the earlier to occur of the public disclosure of any Fundamental Transaction or the consummation of any Fundamental Transaction through the date that is ninety (90) days after the later to occur of (i) the public disclosure of such Fundamental Transaction , (ii) the consummation of such Fundamental Transaction and (iii) the registered holder becoming aware of such Fundamental Transaction if such Fundamental Transaction was not publicly disclosed, the Company or the Successor Entity (as the case may be) shall purchase the Warrant from the registered holder on the date of such request by paying to the registered holder cash in an amount equal to the Black Scholes Value (as defined below). For purposes hereof, “Black Scholes Value” means the value of the unexercised portion of the Warrant remaining on the date of the registered holder’s request pursuant, which value is calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the greater of (1) the highest Closing Sale Price of the Common Stock during the period beginning on the Trading Day immediately preceding the earlier to occur of the public disclosure or consummation of the applicable Fundamental Transaction and ending on the Trading Day of the registered holder’s request pursuant to this Section and (2) the sum of the price per share being offered in cash in the applicable Fundamental Transaction (if any) plus the value of the non-cash consideration being offered in the applicable Fundamental Transaction (if any), (ii) a strike price equal to the Exercise Price in effect on the of date of the Holder’s request pursuant to this Section, (iii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the greater of (1) the remaining term of the Warrant as of the date of the Holder’s request pursuant to this Section and (2) the remaining term of this Warrant as of the date of consummation of the applicable Fundamental Transaction or as of the date of the registered holder’s request pursuant to this Section if such request is prior to the date of the consummation of the applicable Fundamental Transaction and (iv) an expected volatility equal to the greater of 100% and the 30 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the earlier to occur of the public disclosure or consummation of the applicable Fundamental Transaction.
     4.4 Subsequent Equity Sales. (i) Except as provided in Section 4.4(iii) below, if and whenever the Company shall issue or sell, or is, in accordance with Section 4.4(ii)(l) through 4.4(ii)(5) below, deemed to have issued or sold, any shares of Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock for no consideration or for a consideration per share (the “New Issuance Price”) less than the Exercise Price in effect immediately prior to the time of such issue or sale (the “Applicable Price”), then and in each such case (a “Trigger Issuance”) the then-existing Exercise Price shall be reduced as of the close of business on the effective date of the Trigger Issuance to the New Issuance Price.

     As used in this Warrant, the term “Common Stock Equivalents” means any securities of the Company or any Subsidiary which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.
          (ii) For purposes of this Section 4.4, the following Sections 4.4(ii)(l) to 4.4(ii)(5) shall also be applicable:
               (1) Issuance of Options. If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 4.4(ii)(1), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option and (y) the lowest exercise price set forth in such Option for which one share of Common Stock is issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option minus (2) the sum of all amounts paid or payable to the holder of such Option (or any other Person) upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Option (or any other Person). Except as contemplated below, no further adjustment of the Exercise Price shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities.
               (2) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 4.4(ii), the “lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security and (y) the lowest conversion price set forth in such Convertible Security for which one share of Common Stock is issuable upon conversion, exercise or exchange thereof minus (2) the sum of all amounts paid or payable to the holder of such Convertible Security (or any other Person) upon the issuance or sale of such Convertible Security plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Convertible Security (or any other Person). Except as contemplated below, no further adjustment of the Exercise Price shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of this Warrant has been or is to be made pursuant to other provisions of this Section 4.4(ii)(2), except as contemplated below, no further adjustment of the Exercise Price shall be made by reason of such issue or sale.
          (3) Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time, the Exercise Price in effect at the time of such increase or decrease shall be adjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 4.4(ii)(3), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Warrant are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 4.4(ii)(3) shall be made if such adjustment would result in an increase of the Exercise Price then in effect.
          (4) Calculation of Consideration Received. If any Option or Convertible Security or Adjustment Right is issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company, together comprising one integrated transaction, (x) such Option or Convertible Security (as applicable) or Adjustment Right (as applicable) will be deemed to have been issued for consideration equal to the Black Scholes Consideration Value thereof and (y) the other securities issued or sold or deemed to have been issued or sold in such integrated transaction shall be deemed to have been issued for consideration equal to the difference of (I) the aggregate consideration received or receivable by the Company minus (II) the Black Scholes Consideration Value of each such Option or Convertible Security (as applicable) or Adjustment Right (as applicable). If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount of consideration received by the Company therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company for such securities will be the arithmetic average of the VWAPs of such security for each of the five (5) Trading Days immediately preceding the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the Holder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following such Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company. For purposes hereof, “Black Scholes Consideration Value” means the value of the applicable Option or Convertible Security (as the case may be) as of the date of issuance thereof calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the public announcement of the execution of definitive documents with respect to the issuance of such Option or Convertible Security (as the case may be), (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of such Option or Convertible Security (as the case may be) as of the date of issuance of such Option or Convertible Security (as the case may be) and (iii) an expected volatility equal to the greater of 100% and the 30 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the date of issuance of such Option or Convertible Security (as the case may be).
               (5) Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be).
          (iii) Notwithstanding the foregoing, no adjustment will be made under this Section 4.4 in respect of: (i) the issuance of securities upon the exercise or conversion of any Common Stock or Common Stock Equivalents issued by the Company on or prior to the date hereof provided that the terms of such Common Stock or Common Stock Equivalents are not amended, modified or changed on or after the date hereof, (ii) the grant of options, warrants, Common Stock or other Common Stock Equivalents (but not including any amendments to such instruments) under any duly authorized Company stock option, restricted stock plan or stock purchase plan whether now existing or hereafter approved by the Company and its stockholders in the future, and the issuance of Common Stock in respect thereof, or as an inducement grant to new employees, consultants, directors or officers, (iii) the issuance of securities in connection with a Strategic Transaction, or (iv) the issuance of securities in a transaction described in Section 4.1 or 4.2

(collectively, “Excluded Issuances”). For purposes of this paragraph, a “Strategic Transaction” means a transaction or relationship in which (1) the Company issues shares of Common Stock to a Person (or a shareholder, partner, member or other owner thereof) that the Board of Directors of the Company determined in good faith is, itself or through its Subsidiaries, an operating company in a business synergistic with the business of the Company or is a commercial bank and (2) the Company expects to receive benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to a Person whose primary business is investing in securities.
     4.5 Notices of Changes in Warrant. Upon every adjustment of the Exercise Price or the number of shares issuable upon exercise of a Warrant, the Company shall give written notice thereof to the Warrant Agent, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in Sections 4.1, 4.2, 4.3 and 4.4, then, in any such event, the Company shall give written notice to each Warrant holder, at the last address set forth for such holder in the Warrant Register, of the record date or the effective date of the event, and, upon written request, provide such holder with a copy of the notice provided to the Warrant Agent. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.
     4.6 No Fractional Shares. Notwithstanding any provision contained in this Warrant Agreement to the contrary, the Company shall not issue fractional shares upon exercise of Warrants. If the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, round down to the nearest whole number the number of shares of Common Stock to be issued to the Warrant holder and shall pay the holder in cash the fair market value (based on the Closing Sales Prices) for any such fractional shares.
5. Transfer and Exchange of Warrants.
     5.1 Registration of Transfer. The Warrant Agent shall register the transfer, from time to time, of any outstanding Warrant in the Warrant Register, upon surrender of such Warrant for transfer, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant representing an equal aggregate number of Warrants shall be issued and the old Warrant shall be cancelled by the Warrant Agent. The Warrants so cancelled shall be delivered by the Warrant Agent to the Company from time to time upon request.
     5.2 Charges, Taxes and Expenses. No charges shall be made for any issuance and delivery of shares of Common Stock upon exercise of the Warrant for any issue or transfer tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such shares, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the registration of any Warrant Shares or the Warrants in a name other than that of the registered holder or an affiliate thereof. The registered holder shall be responsible for all other tax liability that may arise as a result of holding or transferring the Warrant or receiving Warrant Shares upon exercise hereof.
     5.3 Warrant Execution and Countersignature. The Warrant Agent is hereby authorized to countersign and to deliver, in accordance with the terms of this Agreement, the Warrants required to be issued pursuant to the provisions of this Section 5, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purpose.
6. Other Provisions Relating to Rights of Holders of Warrants.
     6.1 No Rights as Stockholder. A Warrant does not entitle the registered holder thereof to any of the rights of a stockholder of the Company, including the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter.
     6.2 Lost, Stolen, Mutilated, or Destroyed Warrants. If a Warrant is mutilated, lost, stolen or destroyed, the Company and the Warrant Agent shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution for the Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction (in such case) and, in each case, a customary and reasonable indemnity or surety bond, if requested by the Company.
     6.3 Reservation of Common Stock. The Company shall at all times reserve and keep available a number of its authorized but unissued shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this Agreement.
7. Concerning the Warrant Agent and Other Matters.
     7.1 Payment of Taxes. The Company will from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of shares of Common Stock upon the exercise of Warrants, but the Company shall not be obligated to pay any transfer taxes in respect of the Warrants or such shares.
     7.2 Resignation, Consolidation, or Merger of Warrant Agent.
          7.2.1 Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving sixty (60) days’ notice in writing to the Company. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by the holder of the Warrant (who shall, with such notice, submit his, her or its Warrant for inspection by the

Company), then the holder of any Warrant may apply to the Supreme Court of the State of New York for the County of New York for the appointment of a successor Warrant Agent at the Company’s cost. Any successor Warrant Agent, whether appointed by the Company or by such court, shall be a corporation organized and existing under the laws of the State of New York, in good standing and having its principal office in the Borough of Manhattan, City and State of New York, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties, and obligations.
          7.2.2 Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the transfer agent for the Common Stock not later than the effective date of any such appointment.
          7.2.3 Merger or Consolidation of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party shall be the successor Warrant Agent under this Agreement without any further act.
     7.3 Fees and Expenses of Warrant Agent.
          7.3.1 Remuneration. The Company agrees to pay the Warrant Agent reasonable remuneration for its services as such Warrant Agent hereunder and will reimburse the Warrant Agent upon demand for all expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder.
          7.3.2 Further Assurances. The Company agrees to perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.
     7.4 Liability of Warrant Agent.
          7.4.1 Reliance on Company Statement. Whenever in the performance of its duties under this Warrant Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the President or Chairman of the Board of the Company and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement for any action taken or suffered in good faith by it pursuant to the provisions of this Agreement.
          7.4.2 Indemnity. The Warrant Agent shall be liable hereunder only for its own gross negligence, willful misconduct or bad faith. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement, except as a result of the Warrant Agent’s gross negligence, willful misconduct or bad faith.
          7.4.3 Exclusions. The Warrant Agent shall have no responsibility with respect to the validity of this Agreement or with respect to the validity or execution of any Warrant (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant; nor shall it be responsible to make any adjustments required under the provisions of Section 4 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Warrant or as to whether any shares of Common Stock will when issued be valid and fully paid and nonassessable.
     7.5 Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth and, among other things, shall account promptly to the Company with respect to Warrants exercised and concurrently account for, and pay to the Company, all moneys received by the Warrant Agent for the purchase of shares of Common Stock through the exercise of Warrants.
     7.6 Waiver. The Warrant Agent hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of the Trust Account (as defined in that certain Investment Management Trust Agreement, dated as of the date hereof, by and between the Company and the Warrant Agent, as trustee thereunder), and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.
8. Limitations on Exercise.
     8.1 Notwithstanding anything to the contrary contained herein, the Warrant shall not be exercisable by the registered holder to the extent (but only to the extent) that the registered holder or any of its affiliates would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the Common Stock. To the extent the above limitation applies, the determination of whether the Warrant shall be exercisable (vis-à-vis other convertible, exercisable or exchangeable securities owned by the registered holder or any of its affiliates) and of which such securities shall be exercisable (as among all such securities owned by the registered holder) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability to exercise the Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. For the purposes of this paragraph, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. The provisions of this paragraph shall be implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this paragraph shall apply to a successor holder of the Warrant. The holders of Common Stock shall be third party beneficiaries of this paragraph and the Company may not waive this paragraph without the consent of holders of a majority of the outstanding shares of Common Stock. For any reason at any time, upon the written or oral request of the registered holder, the Company shall within one (1) Business Day confirm orally and in writing to the registered holder the number of shares of Common Stock then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Common Stock. By written notice to the Company, any registered holder may increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the 61st day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the registered holder sending such notice and not to any other holder. It shall not be the responsibility of the Warrant Agent to monitor the limitations on exercises imposed by this Section 8.1.
9. Miscellaneous Provisions.
     9.1 Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.
     9.2 Notices. Any notice, statement or demand authorized by this Warrant Agreement to be given or made by the Warrant Agent or by the holder of any Warrant to or on the Company shall be delivered by hand or sent by facsimile, registered or certified mail or overnight courier service, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:
Aastrom Biosciences, Inc.
24 Frank Lloyd Wright Drive
P.O. Box 376
Ann Arbor, MI 48106
Attn: President
Any notice, statement or demand authorized by this Agreement to be given or made by the holder of any Warrant or by the Company to or on the Warrant Agent shall be delivered by facsimile, hand or sent by registered or certified mail or overnight courier service, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:
Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
Attn: Compliance Department
Any notice, statement or demand authorized by this Agreement to be given or made by the Company or by the Warrant Agent to or on the holder of any Warrant shall be delivered by facsimile, hand or sent by registered or certified mail or overnight courier service, addressed (until another address is filed in writing by the holder with the Warrant Agent) as set forth on the Warrant Register
Any notice, sent pursuant to this Warrant Agreement shall be effective, if delivered by hand, upon receipt thereof by the party to whom it is addressed, if sent by facsimile, on the date sent , by overnight courier, on the next business day of the delivery to the courier, and if sent by registered or certified mail on the third day after registration or certification thereof.
     9.3 Applicable Law. The validity, interpretation and performance of this Agreement and of the Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 9.2 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim.
     9.4 Persons Having Rights under this Agreement. Except as provided in Section 8.1 hereof, nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the registered holders of the Warrants any right, remedy, or claim under or by reason of this Warrant Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. Except as provided in Section 8.1 hereof, all covenants, conditions, stipulations, promises, and agreements contained in this Warrant Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the registered holders of the Warrants.

     9.5 Examination of the Warrant Agreement. A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent in the Borough of Manhattan, City and State of New York, for inspection by the registered holder of any Warrant. The Warrant Agent may require any such holder to submit his, her or its Warrant for inspection by it.
     9.6 Counterparts. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.
     9.7 Effect of Headings. The section headings herein are for convenience only and are not part of this Warrant Agreement and shall not affect the interpretation thereof.
     9.8 Amendments. This Agreement may be amended by the parties hereto without the consent of any registered holder for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision contained herein or adding or changing any other provisions with respect to matters or questions arising under this Agreement as the parties may deem necessary or desirable and that the parties deem shall not adversely affect the interest of the registered holders. All other modifications or amendments shall require the written consent of the registered holders of a sixty-seven percent (67%) of the then outstanding Warrants; provided that no modification or amendment that would (i) increase the Exercise Price, (ii) shorten the Exercise Period, or (iii) alter any other provision of this Agreement which provides for a monetary value to a registered holder shall be valid without such registered holder’s consent.
     9.9 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.
     9.10 Dispute Resolution. In the case of a dispute as to the determination of the Exercise Price, the Closing Sale Price, Black Scholes Value, Black Scholes Consideration Value, or fair market value or the arithmetic calculation of the Warrant Shares (as the case may be), the Company or the registered holder (as the case may be) shall submit the disputed determinations or arithmetic calculations (as the case may be) via facsimile (i) within two (2) Business Days after receipt of the applicable notice giving rise to such dispute to the Company or the registered holder (as the case may be) or (ii) if no notice gave rise to such dispute, at any time after the registered holder learned of the circumstances giving rise to such dispute (including, without limitation, as to whether any issuance or sale or deemed issuance or sale was an issuance or sale or deemed issuance or sale in respect of an Excluded Issuance). If the registered holder and the Company are unable to agree upon such determination or calculation (as the case may be) of the Exercise Price, the Closing Sale Price, the Bid Price or fair market value or the number of Warrant Shares (as the case may be) within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Company or the Holder (as the case may be), then the Company shall, within two (2) Business Days submit via facsimile (a) the disputed determination of the Exercise Price, the Closing Sale Price, or fair market value (as the case may be) to an independent, reputable investment bank selected by the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant (as the case may be) to perform the determinations or calculations (as the case may be) and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives such disputed determinations or calculations (as the case may be). Such investment bank’s or accountant’s determination or calculation (as the case may be) shall be binding upon all parties absent demonstrable error.
[Signature page follows]

     ]IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

AASTROM BIOSCIENCES, INC.
By:
	Name:	Timothy M. Mayleben
	Title:	President and Chief Executive Officer

CONTINENTAL STOCK TRANSFER & TRUST COMPANY
By:
Name:
Title:

Exhibit A
EXERCISABLE ON OR AFTER DECEMBER 15, 2010
AND ON OR BEFORE DECEMBER 15, 2015 (THE EXPIRATION DATE)
WARRANTS
TO ACQUIRE _______ SHARES OF COMMON STOCK OF
AASTROM BIOSCIENCES, INC.
Warrant Certificate No.:            CUSIP: 00253U 164
This Warrant Certificate certifies that      , or registered assigns, is the registered holder of a Warrant (the “Warrant”) to acquire from Aastrom Biosciences, Inc., a Michigan corporation (the “Company”), the number of fully paid and non-assessable shares of Common Stock, no par value, of the Company (the “Common Stock”) specified above for consideration equal to the Exercise Price (as defined in the Warrant Agreement) per share of Common Stock. The Exercise Price and number of shares of Common Stock and/or type of securities or property issuable upon exercise of the Warrant are subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement. The Warrant evidenced by this Warrant Certificate shall not be exercisable after and shall terminate and become void as of 5:30 P.M., New York time, on the Expiration Date.
The Warrant evidenced by this Warrant Certificate is part of a duly authorized issue of warrants expiring on the Expiration Date entitling the registered holder hereof to receive shares of Common Stock, and is issued or to be issued pursuant to a Warrant Agreement dated December 15, 2010 (the “Warrant Agreement”), duly executed and delivered by the Company to Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”, which term includes any successor Warrant Agent under the Warrant Agreement), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the registered holders (“Holders” meaning, from time to time, the registered holders of the warrant issued thereunder). To the extent any provisions of this Warrant Certificate conflicts with any provision of the Warrant Agreement, the provisions of the Warrant Agreement shall apply. A copy of the Warrant Agreement may be obtained by the Holder hereof upon written request to the Company at 24 Frank Lloyd Wright Drive, P.O. Box 376, Ann Arbor, MI 48106. Capitalized terms not defined herein have the meanings ascribed thereto in the Warrant Agreement.
This Warrant may be exercised, in whole or in part, at any time on or after December 15, 2010 and on or before December 15, 2015 (the “Expiration Date”), subject to the terms of the Warrant Agreement including, but not limited to, Section 3 thereof, by delivering the Form of Election to Purchase set forth hereon properly completed and executed in accordance with Section 3 of the Warrant Agreement. Each exercise must be for a whole number of Warrant Shares. In the event that upon any exercise of the Warrant evidenced hereby the number of shares of Common Stock acquired shall be less than the total number of shares of Common Stock which may be purchased pursuant to this Warrant, there shall be issued to the Holder hereof or such Holder’s assignee a new Warrant Certificate evidencing the unexercised portion of this Warrant.

The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth on this Warrant Certificate may, subject to certain conditions, be adjusted, and that upon the occurrence of certain events the number of shares of Common Stock and/or the type of securities or other property issuable upon the exercise of this Warrant shall be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of this Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.
Warrant Certificates, when surrendered at the office of the Warrant Agent by the registered Holder thereof in person or by such Holder’s legal representative or attorney duly appointed and authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate the right to purchase a like number of Warrant Shares.
Each taker and holder of this Warrant Certificate, by taking or holding the same, consents and agrees that the holder of this Warrant Certificate when duly endorsed in blank may be treated by the Company, the Warrant Agent and all other persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby or the person entitled to the transfer hereof on the register of the Company maintained by the Warrant Agent, any notice to the contrary notwithstanding, provided that until such transfer on such register, the Company and the Warrant Agent may treat the registered Holder hereof as the owner for all purposes.
This Warrant does not entitle any Holder to any of the rights of a shareholder of the Company.
This Warrant and the Warrant Agreement are subject to amendment as provided in the Warrant Agreement.
This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.
[The remainder of this page has been left intentionally blank.]

     IN WITNESS WHEREOF, the undersigned have caused this Warrant Certificate to be executed as of the date set forth below.

AASTROM BIOSCIENCES, INC.
By:
Name:
Title:

Countersigned: CONTINENTAL STOCK TRANSFER & TRUST COMPANY
By:
Name:
Title:

FORM OF ELECTION TO EXERCISE
To Aastrom Biosciences, Inc.:
In accordance with the Warrant Certificate enclosed with this Form of Election to Exercise, the undersigned hereby irrevocably elects to exercise the Warrant with respect to Warrant Shares in accordance with the terms of the Warrant Agreement.
1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:
                a Cash Exercise; or
                a Cashless Exercise.
2. Payment of Exercise Price. In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder shall pay the Aggregate Exercise Price, in lawful money of the United States, by certified check or bank draft payable to the order of the Company (or as otherwise agreed to by the Company) delivered to the Warrant Agent, together with any applicable taxes payable by the undersigned pursuant to the Warrant.
The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of

Name:

Address:

Social Security or Tax I.D. No.: ______________